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                                                                   Exhibit 23.1

                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, dated April 25, 2002) pertaining to the Consulting Agreement with Philip Johnston dated April 24, 2002 of our report dated March 1, 2002, with respect to the consolidated financial statements and schedule of American Medical Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


Ernst & Young LLP (signed)



San Antonio, Texas
April 25, 2002